UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) of THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 29, 2007
INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-3261	58-2555670
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File No.)	Identification Number)
2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (770) 857-4700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(c) Appointment of Officer.
On January 29, 2007, IntercontinentalExchange, Inc. (“ICE”) and the Board of Trade of the City of New York (“NYBOT”) announced that Thomas W. Farley, age 31, has been appointed as the President and Chief Operating Officer of NYBOT, effective February 20, 2007. Previously, from July 2005 to January 2007, Mr. Farley was President of SunGard’s Kiodex business unit. From October 2000 to July 2005, Mr. Farley served as Kiodex’s Chief Financial Officer and he also served as Kiodex’s Chief Operating Officer from January 2003 to July 2005. Mr. Farley will also join NYBOT’s board of directors. NYBOT intends to enter into a one-year employment agreement with Mr. Farley in the near future.
Mr. Farley has no family relationships with any executive officer, director or other employee of ICE or NYBOT. Mr. Farley has no material interest in any transaction or proposed transactions of ICE or NYBOT.
A copy of the press release is attached hereto as Exhibit 99.1, and the information contained in the press release is incorporated in this Item 5.02(c) by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
     The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated January 29, 2007

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINETALEXCHANGE, INC.

/s/ Richard V. Spencer Richard V. Spencer
Senior Vice President, Chief Financial
Officer

Date: February 1, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 29, 2007